10f-3 REPORT

SMITH BARNEY FUNDS
SMITH BARNEY LARGE CAP VALUE FUND

January 1, 2005 through June 30, 2005

	      Trade   Selling	            % Received  % of
Issuer	      Date     Dealer  Amount Price by Fund   Issue(1)
Huntsman     02/10/05 Credit   $2,200 $23.00  0.004   0.162 A
Corporation 	      Suisse
(HUN)		    First Boston

(1)  Represents purchases by all affiliated funds and
discretionary accounts; may not exceed 25% of the principal
amount of the offering.
A-  Includes purchases by other affiliated mutual funds and
 discretionary accounts in the amount of:
Other Participant		Total Received
 Accounts	Issue Amount	All Funds
95,300	 	60,200,000 	 97,500




10f-3 REPORT
NSAR - Syndicate Reporting Supplement
January 1st, 2005 through June 30th, 2005

Issuer				Trade Date
Huntsman Corporation (HUN)	02/10/05

Joint / Lead Manager(s)

Citigroup
Credit Suisse First Boston Corp
Deutsche Bank Securities Inc
Merrill Lynch & Co


Co-Manager(s)

CIBC World Markets
Jefferies & Co
JP Morgan Securities
Lehman Brothers
Natexis Bleichroeder Inc
Scotia Capital Inc
UBS
WR Hambrecht + Co LLC



Selling Group

Blaylock & Partners
CMG Institutional Trading LLC
Muriel Siebert & Co Inc
Samuel A Ramirez & Co
Williams Capital Group LP